Exhibit 5.2

February 5, 2026

PulteGroup, Inc.
3350 Peachtree Road NE, Suite 1500
Atlanta, Georgia 30326

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Corporate Secretary of PulteGroup, Inc., a Michigan corporation (the “Company”). As such, I am familiar with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and certain direct and indirect subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) the Company’s common shares, par value $0.01 per share (the “Common Stock”); (ii) one or more series of the Company’s preferred shares, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (iii) one or more series of debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); (v) stock purchase contracts (the “Stock Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to the holders thereof, shares of Common Stock at a future date or dates; (vi) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and a Debt Security or debt obligation of a third party, including United States Treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase shares of Common Stock under the applicable Stock Purchase Contract; (vii) guarantees by one or more of the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees”); and (viii) units (the “Other Units”), each representing ownership of two or more securities described in the preceding clauses (i) through (vii). The Common Stock, the Preferred Stock, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” I refer herein to the Subsidiary Guarantors listed on Annex A hereto as the “Specified Subsidiary Guarantors.”

Unless otherwise specified in the applicable prospectus supplement, (1) the Senior Debt Securities and any Guarantees thereof will be issued under that certain Indenture, dated as of February 5, 2026 (the “Senior Indenture”), between the Company and U.S. Bank Trust Company, National Association; and (2) the Subordinated Debt Securities and any Guarantees thereof will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Company and a trustee; in each case, substantially in the form that has been or will be filed and incorporated by reference as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I am familiar with and have examined the Registration Statement, the exhibits thereto, the Restated Articles of Incorporation of the Company, as amended to the date hereof (the “Articles of Incorporation”), the Amended and Restated By-laws of the Company, as amended to the date hereof (the “By-laws”), the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement, the certificate of incorporation and bylaws, certificate of formation and limited liability company agreement or certificate of partnership and partnership agreement, as the case may be, of each Specified Subsidiary Guarantor (in each case, such Specified Subsidiary Guarantor’s “Specified Subsidiary Governing Documents”), the Senior Indenture, the form of Subordinated Indenture and the resolutions adopted by the boards of directors, managers, general partners and managing partners, as applicable, of the Specified Subsidiary Guarantors (in each case, a “Specified Subsidiary Guarantor Governing Authority”), in each case relating to the Registration Statement. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and each of the Specified Subsidiary Guarantors, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.            With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv)  certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

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2.            The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Michigan a Certificate of Designations with respect to such series of Preferred Stock in accordance with the Michigan Business Corporations Act (the “MBCA”) and in conformity with the Articles of Incorporation and such final resolutions; and (v)  certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

3.            The Company and each Specified Subsidiary Guarantor (i) is a corporation duly incorporated or a limited liability company or partnership duly formed (as applicable) and, in each case, validly existing under the laws of the state of its incorporation or formation; (ii) has the corporate, limited liability company or partnership power and authority (as applicable) to execute, deliver and perform its obligations under the Registration Statement, the Senior Indenture, each supplemental indenture to the Senior Indenture establishing the form and terms of Senior Debt Securities of each series and any related Guarantees (if any) of each such series, the Subordinated Indenture, each supplemental indenture to the Subordinated Indenture establishing the form and terms of Subordinated Debt Securities of each series and any related Guarantees (if any) of each such series; and (iii) has duly authorized, executed and delivered the Registration Statement and (to the extent a party thereto) the Senior Indenture and duly authorized its performance of its obligations under (to the extent a party thereto) the Senior Indenture, each supplemental indenture to the Senior Indenture establishing the form and terms of Senior Debt Securities of each series and any related Guarantees (if any) of each such series, the Subordinated Indenture, each supplemental indenture to the Subordinated Indenture establishing the form and terms of Subordinated Debt Securities of each series and any related Guarantees (if any) of each such series.

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For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i)            the applicable Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii)           the execution, delivery and performance by the Company of the Senior Indenture, each supplemental indenture to the Senior Indenture establishing the form and terms of the Senior Debt Securities of each series and any related Guarantees (if any) of each such series, the Subordinated Indenture, each supplemental indenture to the Subordinated Indenture establishing the form and terms of the Subordinated Debt Securities of each series and any related Guarantees (if any) of each such series, as applicable, and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Articles of Incorporation or By-laws, (B) violate any applicable law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii)          in the case of Guarantees, the execution, delivery and performance by each Specified Subsidiary Guarantor of any supplemental indenture establishing the form and terms of such series of Debt Securities and any related Guarantees (if any) of each such series and the performance by each Specified Subsidiary Guarantor of the Senior Indenture or the Subordinated Indenture (including any relevant Guarantee), as the case may be, will not (A) contravene or violate such Specified Subsidiary Guarantor’s Governing Documents, (B) violate any applicable law, rule or regulation applicable to such Specified Subsidiary Guarantor, (C) result in a default under or breach of any agreement or instrument binding upon such Specified Subsidiary Guarantor or any order, judgment or decree of any court or governmental authority applicable to such Specified Subsidiary Guarantor or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iv)          the authorization by the Company and each Specified Subsidiary Guarantor, as the case may be, of the transactions described above and the instruments, agreements and other documents entered into and to be entered into by the Company and each Specified Subsidiary Guarantor as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of any such instruments, agreements or other documents;

(v)           the Articles of Incorporation and the By-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(vi)          the Specified Subsidiary Governing Documents and resolutions of the Specified Subsidiary Guarantor Governing Authority of each Specified Subsidiary Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

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This opinion letter is limited to the MBCA, the Michigan Limited Liability Company Act, and the Michigan Revised Uniform Limited Partnership Act, the Arizona Revised Statutes (Corporations and Associations), the Indiana Business Flexibility Act, the Minnesota Revised Uniform Limited Liability Company Act, Chapter 78 of the Nevada Revised Statutes (Private Corporations), Chapter 86 of the Nevada Revised Statutes (Limited Liability Companies), Chapter 87 of the Nevada Revised Statutes (Partnerships), Chapter 87A of the Nevada Revised Statutes (Uniform Limited Partnership Act (2001)), Chapter 88 of the Nevada Revised Statutes (Limited Partnerships (Uniform Act)) and the Texas Business Organizations Code. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Todd N. Sheldon
Todd N. Sheldon
Executive Vice President, General Counsel and Corporate Secretary

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ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Entity Name	State of Incorporation or Organization
Centex Homes	Nevada
Centex LLC	Nevada
Del Webb Communities, Inc.	Arizona
PN II, Inc.	Nevada
Pulte Development Corporation	Michigan
Pulte Development New Mexico, Inc.	Michigan
Pulte Diversified Company, LLC	Michigan
Pulte Home Company, LLC	Michigan
Pulte Homes of Indiana, LLC	Indiana
Pulte Homes of Michigan LLC	Michigan
Pulte Homes of Minnesota LLC	Minnesota
Pulte Homes of New England LLC	Michigan
Pulte Homes of New Mexico, Inc.	Michigan
Pulte Homes of NJ, Limited Partnership	Michigan
Pulte Homes of Ohio LLC	Michigan
Pulte Homes of Oregon, Inc.	Michigan
Pulte Homes of PA, Limited Partnership	Michigan
Pulte Homes of Texas, L.P.	Texas
Pulte Homes of Washington, Inc.	Michigan
Pulte Homes Tennessee Limited Partnership	Nevada
Pulte Realty Limited Partnership	Michigan